Exhibit 99.1

Lincare Holdings Inc. Announces Third Quarter and First Nine Months 2010 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday October 18, 2010, 4:30 pm

CLEARWATER, Fla., Oct. 18, 2010 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced financial results for the three and nine months ended September 30, 2010.

For the quarter ended September 30, 2010, net revenues were $418.7 million, a 6.6% increase over net revenues of $392.6 million for the third quarter of 2009. The Company estimates that the 6.6% increase in net revenues in the third quarter of 2010 was comprised of approximately 10.0% internal and acquisition growth offset by approximately 3.4% negative impact from $13.1 million of Medicare payment changes during the third quarter of 2010. Net income for the quarter ended September 30, 2010, was $45.5 million, a 26.2% increase over net income of $36.0 million for the third quarter of 2009. Diluted earnings per share were $0.47 for the quarter ended September 30, 2010, a 32.3% increase over diluted earnings per share of $0.36 for the comparable prior year period.

Revenues for the nine months ended September 30, 2010, were $1.247 billion, an 8.9% increase over net revenues of $1.145 billion for the comparable period in 2009. The Company estimates that the 8.9% increase in net revenues in the first nine months of 2010 was comprised of approximately 10.6% internal and acquisition growth offset by approximately 1.7% negative impact from $18.9 million of Medicare payment changes during the nine months ended September 30, 2010. Net income for the nine months ended September 30, 2010, was $135.5 million, a 41.9% increase over net income of $95.5 million for the first nine months of 2009. Diluted earnings per share were $1.39 for the nine months ended September 30, 2010, a 51.3% increase over diluted earnings per share of $0.92 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first nine months of 2010. We continue to focus on those activities that we believe will drive the long-term success of our Company — an emphasis on organic revenue growth driven by our market leading positions in our core respiratory service lines and expansion of our product offerings across our national network of local distribution and sales centers, accompanied by disciplined cost containment and operating efficiencies that maximize our operating cash flows.”

Mr. Byrnes added, “While we generated exceptionally strong operating cash flows in the first nine months of 2010, we increased our allowance for uncollectible accounts in the third quarter. The additional reserves reflect the increasing number of customers who are finding it difficult to pay their out of pocket charges due to loss of insurance coverage or reductions in their investment or employment income.” Lincare generated $259.2 million of cash from operating activities during the first nine months of 2010 and invested $80.3 million in net capital expenditures and $11.4 million in business acquisitions. As of September 30, 2010, total long term obligations, including current installments, were $496.0 million and cash and investments were $197.1 million. Common shares outstanding at September 30, 2010 were 98,093,722.

Separately, Lincare announced that the average sales price (ASP) data published by CMS for the fourth quarter of 2010 includes reductions in Medicare payment rates for inhalation drugs that will result in a reduction in the Company’s net revenues of approximately $3.0 million per quarter. This amount is in addition to the $7.1 million impact of ASP-based payment reductions that took effect in the third quarter of 2010.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states through 1,086 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	September 30, 2010	September 30, 2009

Net revenues	$418,673	$392,644

Cost and expenses:
Costs of goods and services	115,215	109,810
Operating expenses	100,464	98,440
Selling, general and administrative expenses	79,405	82,090
Bad debt expense	10,980	5,890
Depreciation and amortization expense	28,924	30,303

Operating income	83,685	66,111

Interest expense, net	8,965	8,613

Income before income taxes	74,720	57,498

Income taxes	29,268	21,470

Net income	$45,452	$36,028

Basic earnings per common share	$0.48	$0.36

Diluted earnings per common share	$0.47	$0.36

Dividends declared per common share	$0.00	$0.00

Weighted average number of common shares outstanding	95,213,542	100,480,539

Weighted average number of common shares and common share equivalents outstanding	96,705,024	101,377,136

	For the nine months ended
	September 30, 2010	September 30, 2009

Net revenues	$1,247,079	$1,144,677

Cost and expenses:
Costs of goods and services	339,730	317,874
Operating expenses	298,664	292,282
Selling, general and administrative expenses	247,736	247,360
Bad debt expense	23,406	17,170
Depreciation and amortization expense	87,847	89,353

Operating income	249,696	180,638

Interest expense, net	26,680	25,368

Income before income taxes	223,016	155,270

Income taxes	87,513	59,785

Net income	$135,503	$95,485

Basic earnings per common share	$1.42	$0.92

Diluted earnings per common share	$1.39	$0.92

Dividends declared per common share	$0.20	$0.00

Weighted average number of common shares outstanding	95,666,188	103,353,188

Weighted average number of common shares and common share equivalents outstanding	97,488,912	103,969,977

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	September 30, 2010	December 31, 2009

Cash and Investments	$197,098	$79,078

Accounts Receivable, Net	192,666	159,542

Current Assets	447,541	284,950

Total Assets	2,049,937	1,877,194

Current Liabilities	182,173	163,467

Total Long-Term Obligations, Including Current Installments	496,011	484,871

Stockholders’ Equity	1,014,738	901,915

On May 14, 2010, the Company announced that its Board of Directors declared a three-for-two stock split effected in the form of a 50% stock dividend on the Company’s common stock. The additional shares were distributed on June 15, 2010. All share and per share information has been adjusted retrospectively for all periods presented to reflect this stock split.

Contact:

Lincare Holdings Inc.

Paul G. Gabos

(727) 530-7700